Calculation of Filing Fee Tables
S-3
PLUG POWER INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)			$ 991,263,734.00			S-3	333-265488	06/08/2022	$ 148,373.97
			Total Offering Amounts:				$ 991,263,734.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended (the "Securities Act"), the securities registered pursuant to this prospectus supplement relate to shares of common stock having an aggregate offering price of $1,000,000,000 that may be sold from time to time under the At Market Issuance Sales Agreement, dated January 17, 2024, as amended by Amendment No. 1, dated February 23, 2024, Amendment No. 2, dated November 7, 2024, and Amendment No. 3, dated August 15, 2025 (collectively, the "Sales Agreement"). The securities were previously registered pursuant to the registration statement on Form S-3 (File No. 333-265488) (the "Prior Registration Statement") filed by Plug Power Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") on June 8, 2022. and an aggregate filing fee of $249,624.81 was previously paid to the SEC when the prospectus supplements to the Prior Registration Statement relating to such securities were filed with the SEC pursuant to Rule 424(b)(5) on January 17, 2024, February 23, 2024 and November 7, 2024. The carry forward securities comprise of unsold shares of common stock having an aggregate offering price of $991,263,734 which remain unsold and available for offer and sale pursuant to the Sales Agreement. The registration fee will continue to be applied to the unsold securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, this "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table filed as Exhibit 107 to the Company's new registration statement on Form S-3 (File No. 333-287577) filed with the SEC on May 27, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A